As filed with the Securities and Exchange Commission on March 25, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008

CEVA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49842	77-0556376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  408/514-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 19, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of CEVA, Inc. (the “Company”) approved the payment of cash bonuses to each of Gideon Wertheizer, the Company’s Chief Executive Officer, and Yaniv Arieli, the Company’s Chief Financial Officer, in the amount of $68,950 and $45,430, respectively. The cash bonuses were capped at 50% of each of Messrs. Wertheizer and Arieli’s base salaries for 2007. Fifty percent of the cash bonus payable to each of Messrs. Wertheizer and Arieli was determined based upon the Company’s achievement of financial performance, consisting of annual revenue and operating income targets based on the Company’s 2007 annual budget previously approved by the Company’s Board of Directors, and fifty percent of the cash bonus was determined based upon individual performance. Individual performance was determined by the Committee, in its sole discretion, taking into account such factors as the executive officer’s relative contribution to the Company’s performance during fiscal 2007. The Committee determined that the Company’s financial performance was not met but each of Messrs. Wertheizer and Arieli exceeded their individual performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: March 25, 2008	By:	/s/ Yaniv Arieli

Yaniv Arieli
Chief Financial Officer

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